CHANGE IN TERMS AGREEMENT	Community Bank N.A.
331 West Pulteney Street
Corning, New York 14830
(607)937-5471
LOAN NUMBER	ORIGINAL PRINCIPAL	CURRENT PRINCIPAL	ORIGINAL AGREEMENT	AGREEMENT CHANGE
	BALANCE	BALANCE	DATE	DATE
C-10-03-088178	$1,050,000.00	$992,551.54	May 10, 2010	March 7, 2011
DESCRIPTION OF THE EXISTING DEBT ("Existing Debt")
Loan # 4280406904

BORROWER INFORMATION

Corning Natural Gas Corporation
330 William Street, P. O. Box 58
Corning NY 14830-0058

BORROWER. The term "Borrower" means each party identified above.

LENDER. The term "Lender" means whose address is , 331 West Pulteney Street, Corning, New York , its successors and assigns.

COLLATERAL. The following items are the security documents related to this Agreement:

* Security Agreement dated May 10, 2010 evidencing security interest in "all interests of the Borrower in fixtures, equipment and inventory used by the Borrower in the exercise of its gas distribution franchise in the Town of Virgil, Cortland County, New York pursuant to an Order Granting a Certificate Of Public Convenience and Necessity issued by the New York Public Service Commission on June 18, 2009 in Case Number 09-G- 0252.".

* Security Agreement dated May 10, 2010 evidencing security interest in Rabbi Trust Account, Community Bank, N. A. # 89151111309.

TERMS AND PROVISIONS. In consideration of the promises contained in this Agreement and in the instruments evidencing the Existing Debt, and of other good and valuable consideration, the sufficiency of which is acknowledged by the execution of this Agreement, Borrower agrees to the following provisions:

1. The instrument evidencing the Existing Debt is modified and supplemented as follows:

Interest Rate to change to a Floating Rate of One Month LIBOR + 2.75% with a Floor Rate of 4.50% and a Ceiling Rate of 6.25%

Maturity Date to remain May 10, 2015

Payment amount to remain at the fixed amount of $11,835.54

2. Ratification and Continued Validity. Except for the terms expressly modified by this Agreement, by signing this Agreement Borrower acknowledges that Borrower is still bound by the terms of the instruments and prior modifications, extensions, and supplements evidencing the Existing Debt as if they were fully set forth and repeated in this Agreement and that those terms will continue to bind Borrower as provided in this Agreement and those instruments. Lender's consent to this Agreement does not waive the right to strictly enforce Lender's rights under this Agreement or the instruments evidencing the Existing Debt. Lender's consent to this Agreement does not mean that Lender must enter into another agreement like this one in the future. Lender and Borrower intend that this Agreement does not replace the Existing Debt but restates it as modified.

3. Others Responsible for the Debt. Lender and Borrower intend that anyone else who is liable for the Existing Debt, including, without limitation, cosigners, guarantors, and coborrowers, are not relieved of any obligation except as expressly relieved in this Agreement or other writing. Borrower agrees that the liability of each person who signed the instruments evidencing the Existing Debt, whether primary or secondary, continues in full force and effect, even if that person does not sign this Agreement. This promise applies not only to this Agreement but also to any extension, modification, or other agreement Borrower makes with Lender that represents a debt which includes cosigners, guarantors, coborrowers, and others having similar liability. Borrower understands that this Agreement is contingent on the continued liability of each person who signed the documents evidencing the Existing Debt, whether or not that person signs this Agreement.

4. Pronouns and Gender. In this Agreement, whenever the circumstances or the context so requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa.

5. Miscellaneous Terms. Borrower agrees that if Lender delays or forgoes enforcing Lender's rights under this Agreement in any particular instance, Lender retains the right to strictly enforce the same provision in any other instance, or later in the same instance. Every person signing this Agreement waives, to the extent allowed by law, presentment, demand, protest, and notice of

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Change in Terms Agreement - DL6006

dishonor. Every person signing this Agreement agrees that Lender may renew, extend, supplement, or otherwise modify the debt represented by this Agreement and the documents evidencing the Existing Debt without the permission of any other person who is liable, and such modification will not release or reduce the liability of any party, even if that party does not sign this Agreement.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Change In Terms Agreement, each Borrower acknowledges reading, understanding, and agreeing to all its provisions, and receiving a copy.
Corning Natural Gas Corporation

/S/ Michael German	3/10/2011
By: Michael German	Date

Its: President

By signing this Change In Terms Agreement, Lender acknowledges reading, understanding, and agreeing to all its provisions.
Community Bank N.A.

/S/ Stephen Rich	03/10/2011
By: Stephen Rich	Date

Its: Vice President Commercial Loans

© 2004-2009 Compliance Systems, Inc. 13BB-DBD5 - 2009.02.73 www.compliancesystems.com

Change in Terms Agreement - DL6006